 Exhibit 10.2

AMENDMENT TO
AWARD GRANT NOTICES
UNDER THE OLO INC.
2021 EQUITY INCENTIVE PLAN

This Amendment (this “Amendment”) to the PSU Award Grant Notice(s) related to relative TSR performance-based vesting, with a date of grant of March 1, 2024 (the “PSU Notice”) and the RSU Award Grant Notices related to service-based vesting, with a date of grant of August 1, 2022, February 24, 2023, October 1, 2024 and March 1, 2025 (the “RSU Notice”), each by and between Olo Inc., a Delaware corporation (the “Company”), and Robert Morvillo (the “Executive”) under the Olo Inc. 2021 Equity Incentive Plan, as amended from time to time (the “Plan”), is made as of September 11, 2025, between the Company and the Executive. Terms not defined herein shall have the meaning as set forth in the Plan, the applicable Award Agreement (PSU Award) attached to the applicable PSU Notice (the “PSU Award Agreement”) and/or the applicable Award Agreement (RSU Award) attached to the applicable RSU Notice (the “RSU Award Agreement”).

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated July 3, 2025 (the “Merger Agreement”), with Olo Parent, Inc. (f/k/a Project Hospitality Parent, LLC), a Delaware corporation (“Parent”), and certain other parties, pursuant to which, subject to the satisfaction or waiver of the conditions therein, the Company will be a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, on March 1, 2024, the Company granted the Executive 195,317 performance-based restricted stock units (the “PSUs”), which can vest up to 390,634 PSUs, pursuant to the applicable PSU Notice, the applicable PSU Award Agreement and the Plan;

WHEREAS, in connection with the Merger, performance for the PSUs will be achieved at actual performance levels, which will be the maximum performance level;

WHEREAS, on August 1, 2022, February 24, 2023, October 1, 2024 and March 1, 2025, the Company granted the Executive an aggregate of 414,670 time-based restricted stock units and 12,837 performance-based restricted stock units, which converted into a time-based restricted stock units award in March 2024 upon achievement of the applicable performance conditions (in the aggregate, the “RSUs”), which an aggregate of 258,932 RSUs remain unvested, pursuant to the applicable RSU Notice, the applicable RSU Award Agreements and the Plan; and

WHEREAS, on September 11, 2025, the Board of Directors of the Company approved an amendment to the vesting schedule of the PSUs and RSUs, such that, immediately prior to the consummation of the Merger, (i) 273,171 of the PSUs that would have otherwise vested immediately prior to the consummation of the Merger shall be subject to new time-based vesting and (ii) all unvested RSUs (that only have service-based vesting prior to giving effect to this Amendment) shall accelerate and become vested immediately prior to the consummation of the Merger, in each case, as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendment.

a.	The PSU Notice is hereby amended, such that the “Vesting Schedule” section is amended to add the following:

“With respect to the PSUs that vest upon the Performance Period End Date, 273,171 of such vested PSUs shall also be subject to time-based vesting in 21 equal monthly installments, beginning on October 5, 2025 and ending on June 5, 2027; provided that you remain in Continuous Service with the Company through each such service-based vesting date.”

b.	The RSU Notices are hereby amended to add the following language under the “Vesting Schedule” section of each applicable RSU Notice:

“Notwithstanding anything in the RSU Award to the contrary, in the case of a Change in Control, the RSUs shall be deemed vested in full immediately prior to such Change in Control; provided that, the Participant remains in Continuous Service with the Company through the date of such Change in Control.”

2.
No Other Changes.  Except as amended by Section 1 hereof, the terms and conditions as set forth in each PSU Notice, RSU Notice and the award agreements governing the PSUs and RSUs remain the same and shall continue in full force and effect from and after the date hereof. For purposes of clarity, the PSUs as amended herein with new service based vesting shall be treated as Unvested Company PSUs in the Merger and convert into Cash Replacement PSU Amounts (as each such term is defined in the Merger Agreement).

3.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.

OLO INC.

/s/ Noah H. Glass
By:	Noah H. Glass
Title:	Chief Executive Officer

EXECUTIVE

/s/ Robert Morvillo
Robert Morvillo